                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                          Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             THE PRESLEY COMPANIES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 [PRESLEY LOGO]


                                                                  April 16, 1998

Dear Stockholder:

     This letter accompanies the Proxy Statement for our Annual Meeting of Holders of Series A Common Stock to be held at 3:30 p.m. on Thursday, May 14, 1998, at The Westin South Coast Plaza Hotel, 686 Anton Blvd., Costa Mesa, California. We hope that it will be possible for you to attend in person.

     At the meeting, the holders of the Company's Series A Common Stock will be asked to elect two Class A directors and to ratify the Board's selection of auditors. In addition, we will present a report on the operations and activities of the Company. Following the meeting, management will be pleased to answer your questions about the Company.

     The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the matters upon which stockholders will vote at the upcoming meeting, and we urge you to read these materials carefully. We also urge you to sign and return your proxy card so that you may vote on these proposals for stockholder action.

                                          Sincerely,

                                          /s/ WILLIAM LYON
                                          -----------------------------------
                                          William Lyon
                                          Chairman of the Board

                                          /s/ WADE H. CABLE
                                          -----------------------------------
                                          Wade H. Cable
                                          President and Chief
                                          Executive Officer

              19 Corporate Plaza, Newport Beach, California 92660

                                 [PRESLEY LOGO]

                            ------------------------

                     NOTICE OF ANNUAL MEETING OF HOLDERS OF
                             SERIES A COMMON STOCK

                            To be held May 14, 1998

To the Holders of Series A Common Stock of The Presley Companies:

     The Annual Meeting of Holders of Series A Common Stock of The Presley Companies will be held at The Westin South Coast Plaza Hotel, 686 Anton Blvd., Costa Mesa, California, on Thursday, May 14, 1998 at 3:30 p.m., for the following purposes:

          1. To elect two Class A Directors; and

          2. To consider and act upon a proposal to ratify the selection of Ernst & Young LLP as the Company's auditors for the fiscal year ending December 31, 1998; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of record of Series A Common Stock at the close of business on April 3, 1998 will be entitled to vote at the meeting.

                                          By order of the Board of Directors,

                                          /s/ LINDA L. FOSTER
                                          --------------------------------------
                                          Linda L. Foster
                                          Vice President and Corporate Secretary

Newport Beach, California
April 16, 1998

     TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, YOU ARE REQUESTED TO SIGN THE ATTACHED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                                 [PRESLEY LOGO]

                            ------------------------

                                PROXY STATEMENT

                            SOLICITATION OF PROXIES

     The accompanying proxy is solicited by the Series A Directors of the Board of Directors of The Presley Companies ("Presley" or the "Company") for use at the Annual Meeting of Holders of Series A Common Stock (the "Annual Meeting") to be held at The Westin South Coast Plaza Hotel, 686 Anton Blvd., Costa Mesa, California, on Thursday, May 14, 1998, at 3:30 p.m. and at any adjournments or postponements thereof. The shares represented by the proxy will be voted at the meeting if the proxy is properly executed and returned to the Company. Any stockholder giving a proxy has the right to revoke it by giving written notice to the Vice President and Corporate Secretary of the Company at any time prior to the voting, or by executing and delivering a later dated proxy, or by voting in person at the Annual Meeting. A holder of record of Series A Common Stock at the close of business on April 3, 1998, if present at the Annual Meeting, may vote in person whether or not he has previously given a proxy. This Proxy Statement and its enclosures are being mailed to the Company's Series A Common stockholders on or about April 16, 1998.

     The cost of the solicitation will be paid by the Company. In addition to solicitation of proxies by use of the mails, directors, officers or employees of the Company may solicit proxies personally, or by other appropriate means. The Company will request banks, brokerage houses and other custodians, nominees or fiduciaries holding stock in their names for others to send proxy materials to and to obtain proxies from their principals; the Company will reimburse them for their reasonable expenses in doing so. The Company has retained the services of Proxy Express, Inc. to assist in the distribution of proxies at an estimated cost of $550 plus certain out-of-pocket expenses.

                                     VOTING

     As of April 3, 1998, the securities of the Company entitled to vote at the Annual Meeting consist of 20,516,371 shares of Series A Common Stock, par value $.01 per share ("Series A Common"). Only holders of record of Series A Common on the books of the Company at the close of business on that date will be entitled to vote at the Annual Meeting, and such stockholders are entitled to one vote for each share of common stock held by such person. All proxies received and not revoked will be voted as directed.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Pursuant to a capital restructuring approved by the Company's stockholders in 1994, the Company's then outstanding common stock was reclassified into Series A Common, and a new series of common stock ("Series B Common") was subsequently issued to certain of the Company's lenders. (Each share of Series B Common became convertible to a share of Series A Common from and after May 20, 1997.) As part of the capital restructuring, two series of directors were established, the Series A Directors, to be elected by Series A Common, and the Series B Directors, to be elected by Series B Common; additionally, the Series A Directors were classified into three classes, Class I directors whose current term expires at the Annual Meeting, and the Class II directors and the Class III directors, whose respective current terms will expire upon the election of successor directors at the annual meetings of holders of Series A Common to be held in 1999 (for the Class II directors) and in 2000 (for the Class III directors).

     Accordingly, only the Class I Series A Directors are to be elected at this Annual Meeting, and to that end, the Board of Directors has nominated and recommended for election as a Class I Series A Director each of the two persons named below, for the term to expire upon the election of a successor Class I Series A Director at the annual meeting of Series A Common stockholders to be held in 2001. To be elected as a director, the nominee must receive the favorable vote of a plurality of the shares represented and entitled to be voted at the Annual Meeting. The candidate receiving the highest number of affirmative votes for each director's position to be elected at the Annual Meeting will be deemed elected to that position. At future Annual Meetings, so long as the Series A Directors of the Company are so classified, the holders of Series A Common will vote only for nominees for the class of Series A Directors whose terms expire at that Annual Meeting. The holders of Series B Common, voting as a separate class, elect the Series B Directors at a separate meeting or by written consent. Holders of Series B Common are not entitled to vote in the election of Series A Directors.

     Since there is no specified percentage of either the outstanding shares or the shares represented at the Annual Meeting required to elect a director, abstentions of voting and broker non-votes will have the same effect as the failure of shares to be represented at the Annual Meeting, except that the shares subject to such abstentions or non-votes will be counted in determining whether there is a quorum for taking stockholder action. Unless additional persons are nominated, withholding a vote from a nominee will not adversely affect the election of that nominee. If additional persons are nominated, each vote withheld from a nominee may adversely affect the election of that nominee. The proxies solicited hereby are intended to be voted only for the nominees whose names are listed below, unless otherwise indicated. In the event that a nominee for director is proposed at the Annual Meeting, the proxy may be voted in favor of or against such nominee or any other nominee proposed by the Series A Directors.

     Both of the following nominees currently are Directors on Presley's Board of Directors. The Company has no reason to believe that the nominees will not be available for election to serve their prescribed terms. However, the persons named in the proxy will have discretionary authority to vote for others if any nominee is unable or unwilling to serve. Any vacancy that occurs in the number of Series A Directors serving as directors during the prescribed terms may be filled only by the vote of a majority of the Series A Directors then in office or, if the Series A Directors fail to fill the vacancy within 60 days of its occurrence, by the vote of a majority of outstanding shares of Series A Common.

                                                                         DIRECTOR
        NAME          AGE              PRINCIPAL OCCUPATION               SINCE
        ----          ---              --------------------              --------
James E. Dalton       67    President of Logicon R&D Associates           1991
Steven B. Sample      57    President of the University of Southern       1991
                            California

                          OTHER DIRECTORS; COMMITTEES

     The Company's Board of Directors consists of the following Series A Directors and Series B Directors; only the two named above are up for election at this Annual Meeting.

SERIES A DIRECTORS

     GENERAL WILLIAM LYON, age 75, was elected director and Chairman of the Board of the Company in 1987. Additionally, General Lyon serves on the Company's Compensation Committee. General Lyon is also the Chairman of the Board, President and Chief Executive Officer of William Lyon Homes, Inc. General Lyon is a retired USAF Major General and was Chief of the Air Force Reserve from 1975 to 1979.

     GENERAL JAMES E. DALTON, USAF (RET.), age 67, was elected to the Board in 1991. He serves as Chairman of the Company's Audit Committee and is a member of the Stock Option Committee and the Compensation Committee. General Dalton is the President of Logicon R&D Associates, a subsidiary of Logicon Corporation (a defense contractor providing advanced technology systems and services), a position he has held since 1985. He also has served as General Manager of Logicon's Defense Technology Group since 1995. Logicon was acquired by Northrop Grumman in 1997.

     WADE H. CABLE, age 49, has served as President and Chief Executive Officer of Presley and has been a director of the Company since 1985. Prior to joining the Company, he worked for thirteen years with Pacific Enterprises as a senior executive in various of its real estate operations.

     STEVEN B. SAMPLE, age 57, was elected to the Board in 1991 and is a member of the Company's Audit Committee, the Stock Option Committee and the Compensation Committee. Dr. Sample is the President of the University of Southern California, a position he has held since March 1991. He was the President of the State University of New York at Buffalo from 1982 to 1991. Dr. Sample is a director of UNOVA, Inc., the Santa Catalina Island Company and the Wm. Wrigley Jr. Company.

     MARSHALL E. STEARNS, age 38, was elected to the Board in 1997. Mr. Stearns is Managing General Partner of Foothill Partners II, L.P. and Foothill Partners III, L.P., and a Vice President of The Foothill Group, Inc., a wholly owned subsidiary of Norwest Corporation. Prior experience includes development of multi-family real estate.

     RAY A. WATT, age 79, was elected to the Board in 1997. Mr. Watt is the Founder and Chairman of the Board of Watt Group, Inc., a commercial and residential real estate development and building company. Mr. Watt has served on the Boards of several civic organizations.

SERIES B DIRECTORS

     GREGORY P. FLYNN, age 41, was elected to the Board in 1994. He is a Managing Partner of ING Equity Partners, where he has worked since 1994. From 1989 to 1994, Mr. Flynn worked with ING Capital Holdings, a wholly-owned subsidiary of Internationale Nederlanden Groep, a diversified financial services company based in Amsterdam. From 1981 to 1988, Mr. Flynn was employed by The Chase Manhattan Bank. Mr. Flynn is a director of Ladish Co., Inc.

     CHARLES FROLAND, age 49, was elected to the Board in 1995. He is Managing Director of Fixed Income for General Motors Investment Management Corporation where he has worked since June 1995. From 1987 to 1995, Mr. Froland worked with Stanford Management Co.; his prior employment includes Grubb & Ellis Realty Advisors, and other investment and commercial banking firms.

     KAREN S. SANDLER, age 39, was elected to the Board in 1995. She is Managing General Partner of Foothill Partners II, L.P. and Foothill Partners III, L.P., and a Vice President of The Foothill Group, Inc., a wholly owned subsidiary of Norwest Corporation. Ms. Sandler serves on many lender and creditor committees. Prior to joining Foothill, she worked at Price Waterhouse and Security Pacific Bank.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS AND DIRECTORS' FEES

     The Company's Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee, but not a nominating committee. The current members of the Audit Committee are Messrs. Dalton, Sample and Watt. The Audit Committee monitors the Company's basic accounting policies, reviews audit and management reports and financial releases and makes recommendations regarding the appointment of the independent auditors. The current members of the Compensation Committee are Messrs. Lyon, Dalton, Flynn, Froland, Sample and Watt, and Ms. Sandler. The Compensation Committee deals with salary and incentive compensation policies for officers and executives. The current members of the Stock Option Committee are Messrs. Dalton, Flynn, Froland, Sample and Watt, and Ms. Sandler. The Stock Option Committee administers the stock option program of the Company, determines the persons to whom options are to be granted, and fixes the number of shares to be subject to such options and the other terms of the option agreements, subject to the provisions of the relevant option plan.

     During the year ended December 31, 1997, the Board of Directors held four meetings, the Audit Committee held five meetings, the Compensation Committee held one meeting, and the Stock Option Committee held no meetings. No Series A director attended fewer than 75% of all meetings of the Board of Directors during the fiscal year ended December 31, 1997.

     The Company compensates each of Messrs. Dalton, Sample and Watt (the "Outside Series A Directors") for services performed in his capacity as a director at a rate of $20,000 a year plus $1,000 for each meeting attended. None of the other directors receives any compensation as directors. In addition, each Outside Series A Director is paid $1,000 a year per committee for service on committees of the Board of Directors. If he so elects, each Outside Series A Director is entitled to defer payment of his compensation until his retirement date, at which time he would receive all deferred amounts and all interest accrued thereon. The rate of interest on such deferred compensation is adjusted quarterly and is the prime rate used by the Company's principal corporate lender on the quarterly adjustment date, plus one percent.

     Under the Company's Non-Qualified Retirement Plan for Outside Directors (the "Plan"), each Outside Series A Director of the Company is to receive $2,000 per month beginning on the first day of the month following death, disability or retirement at age 72; or, in the case of an Outside Series A Director who ceases participation in the Plan prior to death, disability or retirement at age 72 but has completed at least ten (10) years of service as a director, eligibility for benefit payments pursuant to the Plan begins on the first day of the month following the latter of (a) the day on which such person attains the age of 65, or (b) the day on which such person's service terminates after completing at least ten (10) years of service as a director. Effective from December 1991, the monthly payments are to continue for the number of months that equals the number of months the Outside Series A Director served as a director of the Company. If a retired Outside Series A Director receiving payments under the Plan resumes his status as a director or becomes an employee of the Company, the payments under the Plan are suspended during the period of such service.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information as to the number of shares of the Series A Common Stock and the Series B Common Stock beneficially owned as of April 3, 1998. Holders of Series A Common Stock are entitled to elect six of the nine members of the Company's Board of Directors and holders of Series B Common Stock are currently entitled to elect three members of the Board of Directors. Except for voting as separate classes on the election of directors and certain charter amendments, the shares of Series A Common Stock and Series B Common Stock have the same voting rights. Series B Common Stock became convertible into a like number of shares of Series A Common Stock from and after May 20, 1997. The following table includes information for (a) each person or group that is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each of the directors of the Company, (c) each executive officer named in the Summary Compensation Table, and
(d) all officers and directors of the Company as a group.

                                                                                   AS OF APRIL 3, 1998
                                                                           ------------------------------------
                 NAME AND ADDRESS                                          SHARES BENEFICIALLY    PERCENTAGE OF
                OF BENEFICIAL OWNER                                               OWNED             ALL STOCK
                -------------------                                        -------------------    -------------
SERIES A COMMON STOCK
General William Lyon.....................................................       7,939,589             15.21%
  c/o William Lyon Homes, Inc.
  4490 Von Karman, Newport Beach, CA 92660
Wade H. Cable and Susan M. Cable, Trustees of
  The Cable Family Trust Est. 7-11-88....................................         463,527(1)          *
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660
General James E. Dalton..................................................           2,000             *
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660
Gregory P. Flynn.........................................................               0               N/A
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660
Charles Froland..........................................................               0               N/A
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660
Nancy M. Harlan and John H. Harlan, Trustees of The
  Harlan Family Revocable Living Trust
  Est. 7-24-96...........................................................             401(2)          *
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660
W. Douglass Harris.......................................................               0               N/A
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660
Brian P. McGowan.........................................................               0               N/A
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660
Steven B. Sample.........................................................             500             *
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660
Karen S. Sandler.........................................................               0(3)            N/A
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660
David M. Siegel and Linda A. Siegel, Trustees of
  The Siegel Family Trust U/D/T Est. 6-20-89.............................         133,479(4)          *
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660
Marshall E. Stearns......................................................               0(3)            N/A
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660
Ray A. Watt..............................................................               0               N/A
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660
All directors and executive officers of the Company as a group
  (14 persons)...........................................................       8,552,852             16.39%

                                                                                   AS OF APRIL 3, 1998
                                                                           ------------------------------------
                 NAME AND ADDRESS                                          SHARES BENEFICIALLY    PERCENTAGE OF
                OF BENEFICIAL OWNER                                               OWNED             ALL STOCK
                -------------------                                        -------------------    -------------
SERIES B COMMON STOCK
Foothill Capital Corporation and The Foothill
  Group, Inc....................................... 16,112,470(5)                  30.87%
  11111 Santa Monica Blvd., Los Angeles, CA 90025
Pearl Street, L.P.................................. 5,920,362                      11.34%
  c/o Goldman, Sachs & Co.
  85 Broad Street, New York, NY 10004
First Plaza Group Trust (Mellon Bank, N.A., acting
  as trustee as directed by General Motors
  Investment Management Corporation)............... 5,099,206                       9.77%
  767 Fifth Avenue, New York, NY 10153
International Nederlanden (U.S.) Capital
  Corporation...................................... 4,547,269                       8.71%
  135 East 57th Street, New York, NY 10022
Karen S. Sandler...................................         0(3)                      N/A
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660
Marshall E. Stearns................................         0(3)                      N/A
  c/o The Presley Companies
  19 Corporate Plaza, Newport Beach, CA 92660

---------------
 *  Less than 1%

(1) Does not include 6,017 shares directly owned by children of Mr. Cable, as to which shares Mr. Cable disclaims beneficial ownership.

(2) Does not include 100 shares held as trustee for benefit of daughter, as to which shares Ms. Harlan disclaims beneficial ownership, but includes one share owned directly by Ms. Harlan.

(3) Ms. Sandler and Mr. Stearns are managing general partners of Foothill Partners II, L.P., a Delaware limited partnership that beneficially owns 11,429,878 shares of Series B Common Stock. Series B Common Stock became convertible into a like number of shares of Series A Common Stock from and after May 20, 1997.

(4) Does not include 400 shares directly owned by children and family of Mr. Siegel, as to which shares Mr. Siegel disclaims beneficial ownership, but includes one share owned directly by Mr. Siegel.

(5) Although all of these shares are owned directly by Foothill Capital Corporation ("Capital"), Foothill Partners, L.P. ("Partners") has a claim to 2,846,482 of the shares and Foothill Partners II, L.P. ("Partners II") has a claim to 11,429,878 of the shares. The Foothill Group, Inc., the parent of Capital, is one of the general partners of Partners and Partners II and is a wholly owned subsidiary of Norwest Corporation.

     Except as otherwise indicated in the above notes, shares shown as beneficially owned are those as to which the named person possesses sole voting and investment power. However, under California law personal property owned by a married person may be community property which either spouse may manage and control, and the Company has no information as to whether any shares shown in this table are subject to California community property law.

                               PRESLEY MANAGEMENT

EXECUTIVE OFFICERS

     The executive officers of Presley during the last fiscal year and their ages are set forth in the following table. There are no family relationships between any director or executive officer and any other director or executive officer of Presley. Executive officers serve at the discretion of the Board of Directors.

        NAME            AGE                         POSITION
        ----            ---                         --------
General William Lyon     75        Director and Chairman of the Board
Wade H. Cable            49        Director, Chief Executive Officer and
                                   President
David M. Siegel          56        Senior Vice President, Chief Financial
                                   Officer and Treasurer
Nancy M. Harlan          51        Senior Vice President and General Counsel
Linda L. Foster          50        Vice President and Corporate Secretary
W. Douglass Harris       55        Vice President and Corporate Controller
Brian P. McGowan         46        Vice President -- Financial Operations

     GENERAL WILLIAM LYON was elected director and Chairman of the Board of the Company in 1987. Additionally, General Lyon serves on the Company's Compensation Committee. General Lyon is also the Chairman of the Board, President and Chief Executive Officer of William Lyon Homes, Inc. General Lyon is a retired Major General and was Chief of the Air Force Reserve from 1975 to 1979.

     WADE H. CABLE has served as President and Chief Executive Officer of Presley and has been a director of the Company since 1985. Prior to joining the Company, he worked for thirteen years with Pacific Enterprises as a senior executive in various of its real estate operations, including two years as an Executive Vice President of Pacific Lighting Real Estate Group and four years as the President of Fredricks Development Company, a residential developer and homebuilder.

     DAVID M. SIEGEL, a Senior Vice President, has been Chief Financial Officer and Treasurer of Presley since February 1985. Prior to joining Presley, Mr. Siegel was Executive Vice President and Chief Financial Officer for two homebuilding companies. Mr. Siegel, a certified public accountant, was also a partner with Kenneth Leventhal & Company, Certified Public Accountants, from 1972 to 1978, and has been involved with the real estate development and homebuilding industry for more than 30 years.

     NANCY M. HARLAN, a Senior Vice President and General Counsel, joined Presley in October 1987 after six years with Pacific Enterprises as Counsel to its Real Estate Development subsidiaries. Ms. Harlan has been involved with the real estate development and homebuilding industry for 20 years.

     LINDA L. FOSTER, Vice President and Corporate Secretary since 1987, has been employed by the Company since 1979 as Corporate Secretary and in other administrative positions. Ms. Foster has been involved with the real estate development and homebuilding industry for more than 15 years.

     W. DOUGLASS HARRIS, Vice President and Corporate Controller, joined the Company in June 1992, after seven years with Shapell Industries, Inc., another major California home builder, as its vice president and corporate controller. Mr. Harris has been involved with the real estate development and homebuilding industry for more than 20 years.

     BRIAN P. MCGOWAN, Vice President -- Financial Operations, joined the Company in July 1995, after ten years with Sunrise Company, a privately held company which develops large scale master-planned country club communities, as its vice president and corporate controller.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation of the Company's Chief Executive Officer and four additional most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1997.

                                                                     ANNUAL COMPENSATION
                                                      -------------------------------------------------
                                                                                         BONUS EARNED
                                                                      BONUS PAID IN         DURING
                                                                      SPECIFIED YEAR    SPECIFIED YEAR
                                                                      BUT EARNED IN       BUT PAYABLE
                                                                      EARLIER YEARS     IN FUTURE YEARS
      NAME AND PRINCIPAL POSITION         YEAR        SALARY($)(1)      ($)(2)(4)          ($)(3)(4)
      ---------------------------         ----        ------------    --------------    ---------------
Wade H. Cable                             1997          399,500           74,988                  0
  Director, Chief Executive               1996          399,500           74,988                  0
  Officer and President                   1995          399,500           74,988                  0
David M. Siegel                           1997          220,000           37,494                  0
  Director, Senior Vice                   1996          196,620           37,494                  0
  President, Chief Financial              1995          196,620           37,494                  0
  Officer and Treasurer
Nancy M. Harlan                           1997          130,000           13,749                  0
  Senior Vice President                   1996          118,700            3,749                  0
  and General Counsel                     1995          118,700            3,749                  0
Brian P. McGowan                          1997          116,000           15,000                  0
  Vice President --                       1996          110,000                0                  0
  Financial Operations                    1995           52,250(5)             0                  0
W. Douglass Harris                        1997          116,000           10,000                  0
  Vice President                          1996          110,000                0                  0
  and Corporate Controller                1995          110,000            8,000                  0

---------------
(1) Includes amounts which the executive would have been entitled to be paid, but which at the election of the executive were deferred by payment into the Company's 401(k) plan ("executive elected deferrals"). The Company makes no contributions for executives into the plan other than executive elected deferrals.

(2) Represents amounts paid in 1997, 1996 or 1995, respectively, under the Company's then existing executive bonus plan or employment agreement with the executive, but which were earned prior to the year of payment.

(3) No bonus amounts were earned in 1997, 1996 or 1995, respectively, under the Company's then existing executive bonus plan or employment agreement with the executive.

(4) The 1997 Incentive Compensation Plan (the "Plan") provides that the Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO") are eligible to receive bonuses at the discretion of the Compensation Committee of the Board of Directors. In addition, the Plan for the area managers and designated executives of the Company and Presley Homes stipulates annual setting of individual bonus targets, expressed as a percent of each executive's salary, with awards based on performance against business plan goals pertaining to each participant's operating area. All awards will be prorated downward if the sum of all calculated awards for the Company exceeds 20% of the Company's consolidated pre-tax income before bonuses. After completion of the Company's applicable annual audit, awards will be paid out in three installments, with 50% paid following the determination of bonus awards, 25% paid one year later, and 25% paid two years later. The deferred amounts will be forfeited in the event of termination for any reason except retirement, death or disability.

(5) Mr. McGowan joined the Company on July 10, 1995.

1991 STOCK OPTION PLAN

     Under the amended 1991 Stock Option Plan of the Company, options to purchase an aggregate of not more than 2,642,000 shares of Series A Common Stock may be granted from time to time to key employees, officers, directors, consultants and advisors of Presley or any of its subsidiaries. The plan is administered by the Stock Option Committee of the Board of Directors. The committee is generally empowered to interpret the plan, prescribe rules and regulations relating thereto, determine the terms of the option agreements, amend them with the consent of the optionee, determine the employees to whom options are to be granted, and determine the number of shares subject to each option and the exercise price thereof. It is currently anticipated that the per share exercise price for stock options will not be less than 100% of the fair market value of a share of the Series A Common Stock on the date the option is granted. The options will be exercisable for a term determined by the committee, not to exceed ten years from the date of grant or upon a change of control.

     The following table sets forth the information noted for all stock options held at December 31, 1997 by the Chief Executive Officer and by the executive officers named in the Summary Compensation Table above who hold options, and by William Lyon, the Chairman of the Board. No stock options were granted or exercised in 1997.

                                    INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------
                                                               EXERCISE
                                                 NUMBER OF       PRICE       EXPIRATION
                     NAME                         OPTIONS       ($/SH)          DATE
                     ----                        ----------    ---------    -------------
Wade H. Cable..................................   175,000       $1.00       May 20, 2000
                                                  175,000        1.00       May 20, 2001
                                                  175,000        1.00       May 20, 2002
David M. Siegel................................    66,666        1.00       May 20, 2000
                                                   66,667        1.00       May 20, 2001
                                                   66,667        1.00       May 20, 2002
Nancy M. Harlan................................     5,000        2.875      May 20, 2000
                                                    5,000        2.875      May 20, 2001
                                                    5,000        2.875      May 20, 2002
W. Douglass Harris.............................     5,000        2.875      May 20, 2000
                                                    5,000        2.875      May 20, 2001
                                                    5,000        2.875      May 20, 2002
William Lyon...................................   250,000        2.875      May 20, 2000
                                                  250,000        2.875      May 20, 2001
                                                  250,000        2.875      May 20, 2002

--------------------------------------------------------------------------------
RETIREMENT SAVINGS PLAN

     The Company maintains a trusteed Retirement Savings Plan (the "Savings Plan") which is available to all homebuilding-related employees who are 18 years old or older and have completed one year of service with the Company. The Company currently makes no contributions to the Savings Plan. The Savings Plan, which has been qualified under Section 401(a) of the Internal Revenue Code, permits elective deferrals under Section 401(k) of the Code and permits participants to contribute up to 20% of their pre-tax earnings to the Savings Plan so long as this amount did not exceed $9,500 for 1997.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company has entered into an indemnification agreement with each of its Series A Directors and certain of its executive officers named in the Summary Compensation Table above, among others, to provide them with the maximum indemnification allowed under its Bylaws and applicable law, including indemnification for all judgments and expenses incurred as the result of any lawsuit in which such person is named as a defendant by reason of being a director, officer or employee of the Company, to the extent such indemnification is permitted by the laws of Delaware.

COMPENSATION COMMITTEE REPORT

     In connection with the Company's capital restructuring in 1994, the Company entered into employment contracts with eight executive officers for terms which expired in May 1997. The compensation arrangements currently in effect are being reviewed. The following report summarizes the current arrangements:

     Chief Executive Officer Compensation -- The salary of Wade H. Cable, the chief executive officer ("CEO") of Presley, has not changed since May 16, 1990. The CEO participates is a discretionary bonus program described below. The CEO also receives an auto for his use and related auto expenses, a policy that has been in place since 1985.

     Compensation With Respect to Other Executive Officers -- The rate of compensation for each of the other executive officers has been in effect for varying periods, and is based in part upon the review of a survey of compensation paid by other homebuilders of similar size.

     1997 Incentive Compensation Plan -- Effective on January 1, 1997, the Company's Board of Directors approved a new incentive compensation plan for all full-time, salaried employees of the Company and Presley Homes -- including the Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO"), Executives, Managers, Field Construction Supervisors, and certain other employees. Under the terms of this new plan, the CEO and CFO are eligible to receive bonuses at the discretion of the Compensation Committee of the Board; in addition, the stock options currently outstanding and held by the CEO and CFO were repriced from $2.875 to $1.00.

     In addition, the 1997 Executive Bonus Plan for Area Managers and designated Executives of the Company and Presley Homes stipulates annual setting of individual bonus targets, expressed as a percent of each executive's salary, with awards based on performance against business plan goals pertaining to each participant's operating area. All awards will be prorated downward if the sum of all calculated awards exceeds 20% of the Company's consolidated pre-tax income before bonuses. After completion of the Company's applicable annual audit, awards will be paid out in three installments, with 50% paid following the determination of bonus awards, 25% paid one year later, and 25% paid two years later. The deferred amounts will be forfeited in the event of termination for any reason except retirement, death or disability.

                                          COMPENSATION COMMITTEE

                                          William Lyon
                                          James E. Dalton
                                          Gregory P. Flynn
                                          Charles Froland
                                          Steven B. Sample
                                          Karen S. Sandler
                                          Ray A. Watt

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee has ever been an officer or employee of the Company, except for Mr. Lyon who has been Chairman of the Board since 1987. Messrs. Flynn and Froland and Ms. Sandler are members of the Compensation Committee, and also have the relationships to certain owners of the Company's Series B Common Stock described in the following paragraph.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Presley Homes maintains a revolving lending facility (the "Working Capital Facility") with a group of lenders that includes Foothill Capital Corporation, First Plaza Group Trust, and International Nederlanden (U.S.) Capital Corporation, all of which own Series B Common representing, in each case, more than 5% of the Company's outstanding voting securities. The Working Capital Facility is secured by substantially all of the assets of Presley Homes and guaranteed by the Company. At December 31, 1997, there was $43 million outstanding under the Working Capital Facility, and during 1997, amounts outstanding ranged from $12.0 million to $71.4 million. Interest incurred during 1997 under the facility totaled $6.8 million. Marshall E. Stearns and Karen S. Sandler, directors of the Company, are officers of an affiliate of Foothill Capital Corporation; Charles Froland, a director of the Company, is the Managing Director of Fixed Income for General Motors Investment Management Corporation, which has the power to direct the trustee of First Plaza Group Trust; and Gregory P. Flynn, a director of the Company, is a Managing Partner of ING Equity Partners, an affiliate of International Nederlanden (U.S.) Capital Corporation.

                         COMMON STOCK PRICE PERFORMANCE

     The graph below compares the cumulative total return of the Company, the S & P 500 Index and S & P Homebuilding Index:

                                                        S&P
               Measurement Period                   Homebuilding        S&P 500         The Presley
             (Fiscal Year Covered)                     Index             Index           Companies
             ---------------------                  ------------        -------         -----------
                   12/31/92                             100               100               100
                   12/31/93                             132               110                87
                   12/31/94                              76               112                71
                   12/31/95                             109               153                45
                   12/31/96                              99               189                29
                   12/31/97                             159               252                19

     The graph above is based upon common stock and index prices calculated as of December 31, for 1992, 1993, 1994, 1995, 1996 and 1997. The base period is
December 31, 1992, on which date the Company's closing common stock price was $3 7/8 per share. On December 31, 1997 and on April 3, 1998, the Company's common stock closed at $ 3/4 and $1 1/8 per share, respectively. The stock price performance of the Company's Series A Common Stock depicted in the graph above represents past performance only and is not necessarily indicative of future performance.

                                 PROPOSAL NO. 2

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board is seeking stockholder ratification of its selection of Ernst & Young LLP to serve as the Company's auditors for the fiscal year ending December 31, 1998. Abstentions and broker non-votes will have the same effect as negative votes. Kenneth Leventhal & Company, which merged with Ernst & Young LLP in 1995, had served as the Company's auditors since 1987. Between 1984 and 1987, the Company was a subsidiary of Pacific Enterprises (formally Pacific Lighting Corporation) and Kenneth Leventhal & Company audited the Company's books and records in connection with its audit of Pacific Enterprises' real estate operations. In addition, from 1974 through 1984, Kenneth Leventhal & Company served as the Company's auditors. It is anticipated that representatives from Ernst & Young LLP will attend the Annual Meeting with the opportunity to make any statement they may desire to make and will be available to respond to appropriate questions from stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.
                                 OTHER BUSINESS

     The Company knows of no other matters to be brought before the Annual Meeting. If other matters should come before the Annual Meeting, it is the intention of each person mentioned in the proxy to vote such proxy in accordance with his judgment of such matters. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                            STOCKHOLDERS' PROPOSALS

     Proposals by stockholders intended to be presented at the next annual meeting in 1999 must be sent in writing to the Vice President and Corporate Secretary of the Company at the Company's principal executive offices and received by November 30, 1998 to be considered for inclusion in the Company's proxy material under the rules of the Securities and Exchange Commission.

                FINANCIAL STATEMENTS; ANNUAL REPORT ON FORM 10-K

     The Company's 1997 Annual Report on Form 10-K, exclusive of exhibits, including financial statements for fiscal year 1997, accompanies this Proxy Statement. Additional copies of the Company's 1997 Annual Report on Form 10-K may be obtained by writing to: The Presley Companies, Attn: Investor Relations, 19 Corporate Plaza, Newport Beach, CA 92660.

PROXY


                             THE PRESLEY COMPANIES

                PROXY FOR ANNUAL MEETING OF HOLDERS OF SERIES A
                           COMMON STOCK TO BE HELD ON
                                  MAY 14, 1998


        The Undersigned hereby constitutes and appoints William Lyon and Wade
H. Cable, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote, as specified herein, with respect to all the shares of Series A Common Stock of The Presley Companies (the "Company"), standing in the name of the undersigned at the close of business on April 3, 1998, at the Annual Meeting of Holders of Series A Common Stock to be held May 14, 1998 and at any and all adjournments or postponements thereof.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)






--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD        Please mark
OF DIRECTORS OF THE PRESLEY COMPANIES                       your vote as  [X]
                                                            indicated in
                                                            this example.

(1) ELECTION OF SERIES A DIRECTORS:     FOR all                WITHHOLD
                                     Nominees listed           AUTHORITY
                                    (except as marked      to vote for all
                                  to the contrary below)  Nominees listed below.
                                          [  ]                     [  ]

    NOMINEES: James E. Dalton and Steven B. Sample

    (INSTRUCTION: To withhold authority to vote for any individual Nominee, write that Nominee's name in the space provided below.)


    -----------------------------------------------------------------------

(2) RATIFICATION OF AUDITORS                          FOR   AGAINST   ABSTAIN
    Ratification of the selection of Ernst & Young    [ ]     [ ]       [ ]
    LLP as the Company's auditors for the fiscal year ending December 31, 1998.

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS TO THE CONTRARY ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTOR OF THE NOMINEES NAMED ABOVE AND FOR RATIFICATION OF AUDITORS.




Signature(s)                                    Dated:             , 1998
              -------------------------------          ------------
IMPORTANT: Please sign exactly as name appears at the left. Each joint owner should sign. Executors, administrators, trustees, etc., should give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.
-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE




                             THE PRESLEY COMPANIES

                     YOUR VOTE IS IMPORTANT TO THE COMPANY



                      PLEASE SIGN AND RETURN YOUR PROXY BY
                    TEARING OFF THE TOP PORTION OF THE SHEET
             AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE